EXHIBIT 1

                          CERTAIN INFORMATION REGARDING
         THE DIRECTORS AND EXECUTIVE OFFICERS OF ANAREN MICROWAVE, INC.

      The following table sets forth the name and principal occupation of the directors and executive officers of Anaren Microwave, Inc. The business address of each individual is c/o Anaren Microwave, Inc., 6635 Kirkville Road, East Syracuse, New York 13057. For purposes of this table, unless otherwise stated, the directors' principal occupations are with Anaren Microwave, Inc.

DIRECTORS

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            NAME                          PRINCIPAL OCCUPATION
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Lawrence A. Sala.          President, Chief Executive Officer and Chairman
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Carl W. Gerst, Jr.         Chief Technical Officer and Vice Chairman
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Dale F. Eck                Director of The Entwistle Company and former Vice
                           President of Finance and Treasurer of The Entwistle
                           Company
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Dr. David Wilemon          Professor of Marketing and Innovation Management at
                           the Syracuse University School of Management
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Matthew Robison            Senior Vice President at Ferris, Baker, Watts, Inc.
--------------------------------------------------------------------------------
Herbert I. Corkin          Chairman of the Board of The Entwistle Company
--------------------------------------------------------------------------------

EXECUTIVE OFFICERS

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           NAME                           PRINCIPAL OCCUPATION
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Lawrence A. Sala           President, Chief Executive Officer and Chairman
--------------------------------------------------------------------------------
Carl W. Gerst, Jr.         Chief Technical Officer and Vice Chairman
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Gert R. Thygesen           Vice President of Technology
--------------------------------------------------------------------------------
Mark P. Burdick            Vice President and General Manager
--------------------------------------------------------------------------------
Joseph E. Porcello         Vice President, Finance and Treasurer
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Stanley S. Slingerland     Vice President, Human Resources
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Timothy P. Ross            Vice President, Corporate Business Development
--------------------------------------------------------------------------------
Thomas J. Passaro, Jr.     Vice President and President of RF Power Components,
                           Inc.
--------------------------------------------------------------------------------
Raymond C. Simione         Vice President and President of Amitron, Inc.
--------------------------------------------------------------------------------


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None of the persons identified in this Exhibit 1:

(i) during the last five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

(ii) during the last five years, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws;

(iii) is presently the beneficial owner of any shares of the common stock of Celeritek, Inc.;

(iv) has effected any transactions in the common stock of Celeritek, Inc. during the last 60 days;

(v) other than Anaren Microwave, Inc., knows of any person who has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of Celeritek, Inc.; or

(vi) is a party to any contract, arrangement, understanding or relationship (legal or otherwise) with any person with respect to any securities of Celeritek, Inc.


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